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                   TIPPERARY CORPORATION AND SUBSIDIARIES
         Calculation of Weighted Average Number of Shares Outstanding
                Years Ended September 30, 1993, 1994 and 1995
                               (in thousands)

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

Description of Transaction                Number     Weighting    Weighted
                                        of Shares     Factor      Average
                                        ---------    ---------    --------
Year ended Spetember 30, 1993:
Primary Shares
  Beginning of period                      8,990      365/365       8,990
  Shares issued on secondary offering      2,063       84/365         475
  Common stock equivalents(1)                523      350/365         517
                                          ------                   ------
  End of period                           11,576                    9,982
                                          ------                   ------
                                          ------                   ------

Year ended September 30, 1994:
Primary Shares
  Beginning of period                     11,053     365/365       11,053
  Shares repurchased                         (28)    117/365           (9)
  Shares issued upon exercise of
   options and warrants                      163       4/365            2
  Common stock equivalents(1)                265     365/365          265
                                          ------                   ------
  End of period                           11,453                   11,311
                                          ------                   ------
                                          ------                   ------

Year ended September 30, 1995:
Primary Shares
  Beginning of period                     11,188     365/365       11,188
  Shares issued upon exercise of
   options and warrants                       22      35/365            2
  Common stock equivalents(1)                467       N/A              0
                                          ------                   ------
  End of period                           11,677                   11,190
                                          ------                   ------
                                          ------                   ------
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(1) Dilution less than 3%.
(2) Antidilutive.